UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Watsco, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Watsco, Inc.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

NOTICE OF THE 2013 ANNUAL MEETING OF SHAREHOLDERS

Date:	Monday, May 20, 2013

Time:	9:00 a.m., Eastern Daylight Time

Place:	Watsco, Inc. Corporate Office
2665 South Bayshore Drive, Suite 901 Miami, Florida 33133

Purpose:	1. For the holders of our Common stock to elect one director and for the holders of our Class B common stock to elect two directors.

2. To consider any other business that is properly presented at the meeting.

Who May Vote:	You may vote if you were a record owner of our Common stock (NYSE: WSO) or our Class B common stock (NYSE: WSOB) at the close of business on April 5, 2013.

Proxy Voting:	Whether or not you expect to be present, please sign and date the enclosed proxy card, and return it in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By order of the Board of Directors,

BARRY S. LOGAN

Senior Vice President and Secretary

April 22, 2013

This is an important meeting, and all shareholders of record as of April 5, 2013 are invited to attend the meeting and vote in person. Those shareholders who are unable to attend are respectfully urged to execute and return the enclosed proxy card as promptly as possible in the enclosed return envelope. No postage is required if mailed in the United States. Any shareholder who executes a proxy card may nevertheless attend the meeting, revoke his or her proxy and vote his or her shares in person.

NOTICE: Brokers are not permitted to vote on any of the proposals contained in this Proxy Statement without instructions from the beneficial owner of shares entitled to vote at the meeting. Therefore, if you hold your shares through a broker, bank or other nominee and you do not vote your shares in one of the ways described in this Proxy Statement, then your shares will not be voted in respect of any proposal contained in this Proxy Statement.

*	To be voted on at the meeting

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 20, 2013

The Company’s 2012 Annual Report and this Proxy Statement are available at: www.watsco.com

You are receiving this Proxy Statement because, as of April 5, 2013, you owned shares of Watsco, Inc. common stock that entitle you to vote at our 2013 annual meeting of shareholders. Our Board of Directors, which we refer to as the Board, is soliciting proxies from shareholders who wish to vote at the meeting. By using a proxy, you can vote even if you do not attend the meeting. This Proxy Statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

This Proxy Statement and the enclosed form of proxy are first being mailed to holders of our Common stock and our Class B common stock on or about April 22, 2013. Shareholders should review the information contained in this Proxy Statement together with our 2012 Annual Report which accompanies this Proxy Statement.

In this Proxy Statement, we refer to Watsco, Inc. as Watsco, we, us, our and the Company.

Our Internet website and the information contained therein or linked thereto are not incorporated by reference or otherwise made a part of this Proxy Statement.

INFORMATION ABOUT OUR ANNUAL MEETING

When and where is the annual meeting?

We will hold the annual shareholder meeting on Monday, May 20, 2013, at 9:00 a.m., Eastern Daylight Time at the Watsco, Inc. Corporate Office, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133.

Who can attend the annual meeting?

Only shareholders of record as of April 5, 2013 (which we refer to as the record date), or their duly appointed proxies, and our invited guests are permitted to attend the annual meeting. To gain admittance, you must bring valid photo identification to the meeting, and we will verify your name against our shareholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you must bring a brokerage statement reflecting your share ownership as of the record date, a legal proxy from the broker to vote the shares that are held for your benefit and valid photo identification.

What is the purpose of the annual meeting?

Our 2013 annual meeting will be held for the following purposes:

1.	To vote on the election of directors as follows:

a.	for the holders of Common stock to elect David C. Darnell to serve as a director until our 2016 annual meeting of shareholders, or until his successor is duly elected and qualified; and

b.	for the holders of Class B common stock to elect Barry S. Logan and George P. Sape to serve as directors until our 2016 annual meeting of shareholders, or until their respective successors are duly elected and qualified.

2.	To vote on such other business, if any, as may properly come before the meeting.

In addition, senior management will discuss the performance of the Company and respond to your questions.

Who can vote?

The Board has set April 5, 2013 as the record date for the annual meeting. Holders of Watsco Common stock or Class B common stock at the close of business on the record date are entitled to vote their shares at the annual meeting, or any postponement(s) or adjournment(s) of the annual meeting. As of the record date, there were 29,973,545 shares of our Common stock outstanding (representing 36,296,195 shares issued less 6,322,650 shares held in the Company’s treasury) and 4,661,606 shares of our Class B common stock outstanding (representing 4,709,869 shares issued less 48,263 shares held in the Company’s treasury), all of which are entitled to be voted.

A list of shareholders will be available at our corporate office at 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any shareholder.

What are the voting rights of Watsco shareholders?

Holders of our Common stock are entitled to one (1) vote per share on each matter that is submitted to shareholders for approval. Additionally, holders of our Common stock are entitled to vote as a separate class for the election of 25% of our directors (rounded up to the next whole number), which presently equates to three (3) directors. Holders of our Class B common stock are entitled to ten (10) votes per share on each matter that is submitted to shareholders for approval. Additionally, holders of our Class B common stock are entitled to vote as a separate class for the election of 75% of our directors (rounded down to the next whole number), which presently equates to six (6) directors. Except for the election of directors, as described above, or as otherwise required by applicable law, holders of our Common stock and our Class B common stock vote together as a single class on all matters submitted to a vote of our shareholders.

How do I vote?

Shareholders of Record

You are a shareholder of record if you are registered as a shareholder with our transfer agent, American Stock Transfer & Trust Company. To vote by mail, simply mark, sign and date your proxy card and return it in the enclosed envelope. To vote in person, you must attend our annual meeting, bring valid photo identification and deliver your completed proxy card in person.

Beneficial Shareholders

You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent, referred to as a “nominee,” holds your shares. This is often called ownership in “street name” because your name does not appear on our list of registered shareholders maintained with our transfer agent, American Stock Transfer & Trust Company. If you hold shares in street name, you will receive voting instructions from your brokerage firm, bank, trustee or other nominee. If you are a beneficial shareholder and would like to vote in person, then you must attend our annual meeting, bring valid photo identification, bring a brokerage statement validating your share ownership as of the record date and obtain a legal proxy from your broker, bank or other nominee to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

How do I revoke my proxy and change my vote?

A shareholder of record may revoke a proxy by giving written notice of revocation to our Secretary at our corporate office before the meeting, by delivering a duly executed proxy bearing a later date or by voting in person at the annual meeting. If you are a beneficial shareholder, you may revoke your proxy and change your vote by following the nominee’s procedures for revoking or changing your proxy.

What are the voting recommendations of the Board?

The Board recommends that you vote FOR the election of each of the director nominees.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) “FOR” the election of the respective nominees for director named in this Proxy Statement and (b) in the discretion of the proxy holders listed on the proxy card, “FOR” or “AGAINST” all other matters as may properly come before the annual meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

What are “broker non-votes” and what effect do they have on the proposals?

Broker non-votes occur when a broker, bank, or other nominee holds shares in “street name” for a beneficial owner, and that nominee does not vote the shares because it (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to a particular proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, which include all of the proposals described in this Proxy Statement.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) and in each other Proposal described in this Proxy Statement. If you hold your shares in street name, and you do not instruct your broker, bank, or other nominee how to vote, then no votes will be cast on your behalf.

If any “routine” matters are properly brought before the annual meeting, then brokers holding shares in street name may vote those shares in their discretion for any such routine matters.

Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted for purposes of determining the number of shares represented and entitled to be voted with respect to any proposal, therefore, broker non-votes will have no effect on the outcome of the vote on any proposal.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of Common stock and Class B common stock representing a majority of the combined voting power of the outstanding shares of common stock as of the record date will constitute a quorum, permitting the conduct of business at the annual meeting. As of the record date, there were 29,973,545 shares of Common stock outstanding and 4,661,606 shares of Class B common stock outstanding, all of which are entitled to be voted at the annual meeting.

As of the record date, our directors and executive officers and entities affiliated with these persons owned (i) Common stock representing 1.0% of the outstanding shares of Common stock and (ii) Class B common stock representing 91.7% of the outstanding shares of Class B common stock, together representing 56.2% of the aggregated combined votes of Common stock and Class B common stock entitled to be cast at the annual meeting. Such persons and entities represent a majority of the combined voting power of the outstanding shares of stock on the record date and thus constitute a quorum and have informed us that they intend to vote all of their shares of Common stock and Class B common stock in favor of all proposals set forth in the Proxy Statement.

If less than a majority of the combined voting power of the outstanding shares of Common stock and Class B common stock is represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting from time to time without further notice.

How many votes are needed for the proposals to pass?

If a quorum is present at the annual meeting, for purposes of electing directors, the nominees receiving the greatest numbers of votes of Common stock and Class B common stock, voting as separate classes to the extent they are entitled to vote on a nominee, shall be elected as directors.

A properly executed proxy marked “WITHHOLD VOTE” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, but it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

What is the effect of abstentions?

Proxies received but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum, but abstentions will not have an effect on the outcome of any proposal.

Who tabulates the votes?

Prior to the annual meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) will determine the number of shares of Common stock and Class B common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

Who pays the cost of this proxy solicitation?

We pay the cost of soliciting your proxy, and we reimburse brokerage firms and others for forwarding proxy materials to you. In addition to solicitation by mail, we may also solicit proxies by letter, facsimile, e-mail, telephone or in person. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that our Board shall consist of no fewer than three nor more than nine members, and that it shall be divided, as nearly as possible, into three equal divisions, each of which serves for a staggered three year term.

The three directors whose terms expire at the 2013 annual meeting of shareholders are David C. Darnell, Barry S. Logan and George P. Sape. David C. Darnell was appointed to the Board in 2012 to fill the vacancy created by Bob L. Moss, who resigned in November 2012, and to serve for the remainder of Mr. Moss’ term as a Class B common stock director, which expires at the 2013 annual meeting of shareholders. Upon the recommendation of the Nominating & Strategy Committee, our Board has nominated David C. Darnell, Barry S. Logan and George P. Sape for re-election at the 2013 annual meeting of shareholders, each of whom would serve for a three-year term expiring at the 2016 annual meeting of shareholders, and each has consented to serve if elected. David C. Darnell has been nominated as a director to be elected by the holders of Common stock, and Barry S. Logan and George P. Sape have been nominated as directors to be elected by the holders of Class B common stock.

Holders of our Common stock have previously elected Steven R. Fedrizzi and Aaron J. Nahmad to serve as directors for terms expiring at the 2014 and 2015 annual meetings of shareholders, respectively. Holders of our Class B common stock have previously elected Cesar L. Alvarez, Denise Dickins, Paul F. Manley and Albert H. Nahmad to serve as directors for terms expiring at the 2015, 2014, 2014 and 2015 annual meetings of shareholders, respectively.

We believe that each of our directors possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our directors have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their fields, have an understanding of the interests and issues that are important to our shareholders and are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors as a group complement each other and each of their respective experiences, skills and qualities. While our directors make up a diverse group in terms of age, gender, ethnic background and professional experience, they together comprise a cohesive body in terms of Board process and collaboration.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Director Biographies and Qualifications

Each director’s principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, appear below.

Albert H. Nahmad, 72, has served as our Chairman of the Board, President and Chief Executive Officer since December 1973.

Mr. Nahmad was elected to the Board in December 1973. He is the Chair of the Nominating & Strategy Committee. He has 40 years of leadership experience as President and Chief Executive Officer and has broad knowledge of our Company and long-standing experience with the HVAC/R industry.

Cesar L. Alvarez, 65, has served as the Co-Chairman of the international law firm Greenberg Traurig, P.A. (“Greenberg”) since February 2012. Mr. Alvarez previously served as Greenberg’s Chief Executive Officer from 1997 until his election as Executive Chairman in January 2010 and as its Executive Chairman from 2010 until his election as Co-Chairman.

Mr. Alvarez was elected to the Board in 1997 and is a member of the Nominating & Strategy Committee. The Board concluded that Mr. Alvarez should serve as a director because of his management experience as the current Co-Chairman and as former Executive Chairman and Chief Executive Officer of one of the nation’s largest law firms with professionals providing services in multiple locations across the country and abroad as well as his many years of corporate governance experience, both counseling and serving on the boards of directors of other publicly traded companies.

Mr. Alvarez also serves on the boards of directors of Mednax, Inc. and Fairholme Funds, Inc. Mr. Alvarez served as a director of Atlantis Plastics, Inc. from 1995 until 2008 and as a director of New River Pharmaceuticals, Inc. from 2004 until 2007.

David C. Darnell, 60, has served as the Co-Chief Operating Officer of Bank of America Corporation (“Bank of America”) since September 2011, prior to which Mr. Darnell served as the President of Bank of America’s Global Commercial Banking team from July 2005 to September 2011. Mr. Darnell joined Bank of America in 1979 and is now responsible for serving approximately 56 million of the bank’s consumers and small businesses with deposit, lending, card, home mortgage, wealth management and related products and services.

Mr. Darnell was appointed to the Board in 2012 to fill the vacancy created by Bob L. Moss. The Board nominated Mr. Darnell to serve as a director because of his years of executive oversight and senior management experience in the banking industry.

Denise Dickins, 51, is an Associate Professor of Accounting and Auditing at East Carolina University where she has been employed since 2006. From 2002 to 2006, she was an instructor of various accounting courses at Florida Atlantic University. Prior to that, she was with Arthur Andersen LLP where she served in different capacities from 1983 to 2002, including Partner in Charge of the South Florida Audit Division. Dr. Dickins is a certified public accountant and certified internal auditor.

Dr. Dickins was elected to the Board in 2007 and is the Co-Chairperson of the Audit Committee. The Board concluded that Dr. Dickins should serve as a director because of her accomplished professional and academic experience in accounting and auditing as well as her other public company board experience, including experience with matters addressed by audit committees.

Dr. Dickins serves on the board of directors and the governance and nominating committee, and is the Chairperson of the audit committee of Steiner Leisure Ltd. She also served on the board of directors and the audit, compensation and nominating committees of TradeStation Group, Inc. until its sale in June 2011.

Steven R. Fedrizzi, 58, co-founded the U.S. Green Building Council (“USGBC”), a non-profit organization dedicated to sustainable building design and construction, in 1993 and was appointed President and Chief Executive Officer of the USGBC in April 2004. Prior to founding the USGBC, Mr. Fedrizzi had a distinguished 25 year career at United Technologies Corporation (“UTC”), where he served as an in-house environmental consultant and in various marketing positions.

Mr. Fedrizzi has served as a member of the Board since 2010. The Board concluded that Mr. Fedrizzi should serve as a director because he is a recognized leader in the global sustainability movement and an early promoter of green building methods. His skills and experience strengthen our ongoing commitment of providing consumers with energy efficient and environmentally responsible products.

Mr. Fedrizzi serves on the boards of directors of a number of non-profit organizations.

Barry S. Logan, 50, has served as our Senior Vice President since November 2003 and as Secretary since 1997. Mr. Logan served as Vice President of Finance and Chief Financial Officer from 1997 to October 2003, as Treasurer from 1996 to 1998 and in other capacities beginning in 1992. Mr. Logan is a certified public accountant.

Mr. Logan has served as a member of the Board since 2011. The Board nominated Mr. Logan as a director because his long-term experience with Watsco makes his input particularly valuable to the Board.

Paul F. Manley, 76, has been retired since serving as Executive Director of the law firm of Holland & Knight from 1987 to 1991. From 1982 to 1987, Mr. Manley served as Vice President of Planning at Sensormatic Electronics Corporation. Prior to 1982, Mr. Manley served as the Managing Partner of the Miami office of Arthur Young & Company.

Mr. Manley was elected to the Board in 1984 and is the Co-Chairperson of the Audit Committee and Chair of the Compensation Committee. Additionally, Mr. Manley serves as our lead independent director. The Board concluded that Mr. Manley should serve as a director because of his past executive oversight and senior management experience as well as his financial expertise in accounting and auditing.

Aaron J. Nahmad, 31, has served as our Vice President of Strategy and Innovation since July 2010 and as Director of Global Business Development since 2005. Mr. Nahmad holds a B.A. from the University of Pennsylvania and a M.B.A. from New York University’s Leonard N. Stern School of Business. Aaron J. Nahmad is the son of Albert H. Nahmad.

Mr. Nahmad has served as a member of the board since 2011 and is a member of the Nominating & Strategy Committee. The Board concluded that Mr. Nahmad should serve as a director because of his current role as Vice President of Strategy and Innovation and his accomplished educational background in business.

George P. Sape, 68, has been the Managing Partner of Epstein Becker and Green, P.C., a New York-based law firm, since 1986. Mr. Sape previously served as Vice President and General Counsel for Organizations Resources Counselors, Inc., a consulting services provider to a number of Fortune 500 companies and has served as counsel or as an advisor to various congressional committees related to labor, education and public welfare. Mr. Sape also serves on the board of the University of Colorado School of Business.

Mr. Sape was elected to the Board in 2003 and is a member of the Audit Committee, Compensation Committee and Nominating & Strategy Committee. The Board nominated Mr. Sape as a director because of his core management skills and experience as the managing partner of a large law firm, his prior experience in consulting for Fortune 500 companies as well as his experience in governance matters through private company directorships.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. Our Corporate Governance Guidelines are available on our website at www.watsco.com, under the caption “Corporate Governance Guidelines” within the Corporate Governance section. These materials may also be requested in print by writing to our Investor Relations Department at Watsco, Inc., 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133.

Codes of Conduct

The Board has adopted codes of conduct that are designed to ensure that directors, officers and employees of the Company are aware of their ethical responsibilities and avoid conduct that may pose risk to the Company. We maintain an Employee Code of Business Ethics and Conduct that is applicable to all employees. Additionally, we maintain a Code of Conduct for Executives that is applicable to members of our Board, executive officers and senior operating and financial personnel, including provisions applicable to our senior financial officers consistent with the Sarbanes-Oxley Act of 2002. These codes require continued observance of high ethical standards such as honesty, integrity and compliance with the law in the conduct of our business. These codes are publicly available on our website at www.watsco.com, under the caption “Codes of Conduct”

within the Corporate Governance section. We intend to post on our website amendments to or waivers from our Code of Conduct for Executives (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or directors). There were no amendments or waivers from our Code of Conduct for Executives in 2012. Violations under either code of conduct must be reported to the Audit Committee. These materials may also be requested in print by writing to our Investor Relations Department at Watsco, Inc., 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133.

BOARD OF DIRECTORS

Board Leadership Structure

Albert H. Nahmad, our Chief Executive Officer (“CEO”) and President, also serves as the Chairman of the Board. The Board believes that this leadership model is appropriate for the following reasons:

•

our Board has adopted strong and effective corporate governance policies and procedures to promote the effective and independent governance of the Company. See “Corporate Governance Guidelines” and “Codes of Conduct” above;

•	our independent directors meet in regularly scheduled executive sessions led by our lead independent director without management present;

•	the combined roles enable decisive leadership, ensure clear accountability and foster alignment between the Board and management on corporate strategy; and

•	the Board has demonstrated that it has functioned effectively and believes it will continue to function effectively with its current leadership structure and with Albert H. Nahmad as its Chairman.

In order to mitigate any potential disadvantages of a combined CEO and Chairman of the Board, the Board has developed the role of a strong lead independent director to facilitate and strengthen the Board’s independent oversight of our performance, strategy and succession planning and to uphold effective governance standards. The position of lead independent director is currently held by Paul F. Manley.

The lead independent director has the following duties and responsibilities:

•	advise the Chairman as to an appropriate schedule of Board meetings;

•	review and provide the Chairman with input regarding the agendas for the Board meetings;

•	preside at all meetings at which the Chairman is not present including executive sessions of the non-management directors and apprise the Chairman of the issues considered;

•	be available for direct communication with the Company’s shareholders;

•	call meetings of the non-management directors when necessary or appropriate; and

•	perform such other duties as the Board may from time to time delegate.

In determining the appropriate leadership structure, the Board considered a number of factors, including the candor and dynamics of discussion among the directors and between directors and management, in addition to the effectiveness of the role of the lead independent director and the combined role of CEO and Chairman of the Board.

Our business and affairs are managed under the direction of our Board, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to our shareholders. Our Board’s mission is to maximize long-term shareholder value. Our Board establishes our overall corporate policies, selects and evaluates our executive management team, which is charged with the conduct of our business, and acts as an advisor and counselor to executive management. Our Board also oversees our business strategy and planning, as well as the performance of management in executing its business strategy and assessing and managing risks.

Board Role in Risk Oversight

The Board carries out its role in the oversight of risk directly and through Board committees. The Board’s direct role includes the consideration and understanding of risk in the strategic and operating plans that are presented to the Board by management. Board committees carry out the Board’s oversight of risk as follows:

•

the Audit Committee oversees the integrity of the Company’s financial reporting process and internal control environment, legal and regulatory compliance, qualifications of our independent registered public accounting firm, performance of our internal audit function, financial and disclosure controls, adherence to the Company’s Codes of Conduct and makes determinations regarding significant transactions with related parties;

•

the Compensation Committee determines the compensation of our CEO and Vice President of Strategy and Innovation (“VPSI”), reviews the compensation of the other executive officers, administers benefit plans and policies with respect to our executive officers and considers whether any of those plans or policies create risks that are likely to have a material adverse effect on the Company; and

•

the Nominating & Strategy Committee is responsible for the selection and retention of Board members, the evaluation of directors and director nominees, the recommendation of director nominees and the remuneration of directors.

While our Board oversees our management of risk as outlined above, management is responsible for identifying and managing risks.

Director Independence

The Board has adopted independence guidelines for non-management directors to serve on the Board that comply with applicable rules of the New York Stock Exchange, referred to as the “NYSE”. Each non-management director and director nominee satisfies such guidelines. Based on its independence review, the Board determined that each of the following directors is independent: Cesar L. Alvarez; David C. Darnell; Denise Dickins; Steven R. Fedrizzi; Paul F. Manley; and George P. Sape. In determining that Mr. Alvarez was independent, the Board considered the legal services provided to us by Greenberg, a law firm for which Mr. Alvarez serves as Co-Chairman, and in determining that Mr. Darnell was independent, the Board considered the bank-related services provided to us by Bank of America, a bank for which Mr. Darnell serves as Co-Chief Operating Officer. Following such consideration, the Board determined that the services provided by Greenberg and Bank of America did not affect the independence of Mr. Alvarez or Mr. Darnell, respectively. See “Certain Relationships and Related Person Transactions.” Our independence guidelines are included in the Corporate Governance Guidelines, which are available on our website at www.watsco.com, under the caption “Corporate Governance Guidelines” within the Corporate Governance section.

Board Meetings

The Board took action by unanimous written consent three times and held six meetings during 2012. Each of the directors attended 80% or more of the aggregate number of meetings of the Board and committees on which the director served in 2012. Our non-management directors meet at regularly scheduled executive sessions without management. The Board has designated Mr. Manley as the lead director for executive sessions of the non-management directors.

Our Corporate Governance Guidelines provide that all directors should make every effort to attend our shareholder meetings. All of our directors attended the 2012 annual meeting of shareholders.

Board Committees

The Board has established three separately designated standing committees to assist the Board in discharging its responsibilities: (1) the Audit Committee, (2) the Compensation Committee and (3) the

Nominating & Strategy Committee. Only independent directors may serve on the Audit and Compensation Committees.

Audit Committee

During 2012, Messrs. Manley and Sape and Dr. Dickins were the members of the Audit Committee. All Audit Committee members are independent, as independence for audit committee members is defined in the applicable NYSE listing standards and rules of the Securities and Exchange Commission, referred to as the “SEC”. The Audit Committee held five meetings during 2012. All Audit Committee members possess the required level of financial literacy as defined in our Audit Committee charter, and Mr. Manley and Dr. Dickins, Co-Chairpersons of the Audit Committee, qualify as “audit committee financial experts” as defined by applicable SEC rules and regulations and meet the current standard of requisite financial management expertise as required by the NYSE and applicable SEC rules and regulations.

The Audit Committee’s functions include overseeing the integrity of our financial statements and internal control over financial reporting, our compliance with legal and regulatory requirements, the qualifications of our independent registered public accounting firm, and the performance of our internal audit function and controls regarding finance, accounting, legal compliance and ethics that management and our Board have established. In this oversight capacity, the Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by our internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls as required by section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

The Audit Committee operates under a formal charter that governs its duties and conduct. The charter is reviewed annually by the Audit Committee, and any recommended changes to the charter are submitted to the Board for its approval. A copy of the current Audit Committee charter is available on our website at www.watsco.com, under the caption “Committees” within the Corporate Governance section. The charter is also available in print to any shareholder who requests it in writing to our Investor Relations department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133.

KPMG LLP, our independent registered public accounting firm, reports directly to the Audit Committee.

The Audit Committee has adopted procedures for dealing with reported violations of our Employee Code of Business Ethics and Conduct and Code of Conduct for Executives to enable confidential and anonymous reporting of improper activities directly to the Audit Committee. See “Codes of Conduct” for additional information.

Please refer to the Report of the Audit Committee, which is set forth in this Proxy Statement, for a further description of our Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2012.

Compensation Committee

Messrs. Manley and Sape are the members of the Compensation Committee. Bob L. Moss served on the Committee during 2012 until his resignation in November 2012. All Compensation Committee members are independent as required by applicable listing standards of the NYSE and applicable SEC rules. The Compensation Committee held seven meetings during 2012. The Compensation Committee determines the compensation of our CEO and VPSI, reviews the compensation of the other executive officers and reads and approves the Compensation Discussion and Analysis included in our proxy statements. It also administers with respect to our executive officers our Amended and Restated 2001 Incentive Compensation Plan (the “2001 Plan”) and our Fourth Amended and Restated 1996 Qualified Employee Stock Purchase Plan. Please refer to the Report of the Compensation Committee and Compensation Discussion and Analysis, which is set forth in this Proxy

Statement, for a further description of our Compensation Committee’s responsibilities and its compensation philosophy and a description of considerations underlying each component of compensation paid to our Named Executive Officers for 2012.

The Compensation Committee operates under a formal charter that governs its duties and conduct. The charter is reviewed annually by the Compensation Committee, and any recommended changes to the charter are submitted to the Board for its approval. A copy of the current charter is available on our website at www.watsco.com, under the caption “Committees” within the Corporate Governance section. The charter is also available in print to any shareholder who requests it in writing to our Investor Relations department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133.

Nominating & Strategy Committee

During 2012, Cesar L. Alvarez, Aaron J. Nahmad, Albert H. Nahmad and George P. Sape were the members of the Nominating & Strategy Committee. We have elected to apply the exemption related to a controlled company provided by the NYSE that allows a company that has more than 50% of the voting power held by an individual (Mr. Albert H. Nahmad has a combined voting power of 52.5% as of the record date) to be exempted from complying with rules requiring that only independent directors comprise our Nominating & Strategy Committee or adopt a charter. The Nominating & Strategy Committee is responsible for (a) establishing procedures for the selection and retention of members of the Board, (b) evaluating Board nominees and members and (c) recommending nominees. The Nominating & Strategy Committee is responsible for reviewing at least annually the qualifications of directors and nominees, as well as the composition of the Board as a whole, in accordance with the Company’s corporate governance guidelines. While the Nominating & Strategy Committee has no specific minimum qualifications for director candidates, the Committee takes into account each individual’s independence from management, background and considerations including diversity, age, skills and experience in the context of the needs of the Board. The Nominating & Strategy Committee also considers whether, by significant accomplishment in his or her field, the director or nominee has demonstrated an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company, as well as his or her reputation for honesty and ethical conduct in his or her personal and professional activities. While the Company’s corporate governance guidelines do not prescribe specific diversity standards, as a matter of practice, the Nominating & Strategy Committee considers diversity in the context of the Board as a whole and takes into account considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work.

Shareholders may recommend director nominees by sending a letter to the Nominating & Strategy Committee, or may make a nomination by complying with the notice procedures set forth in our Amended and Restated Bylaws and in accordance with the procedures outlined under “Shareholder Communications” provided in this Proxy Statement. When identifying, evaluating and considering potential candidates for membership on our Board, including those recommended or nominated by shareholders, the Nominating & Strategy Committee considers relevant educational, business and industry experience and demonstrated character and judgment. The manner in which the Nominating & Strategy Committee evaluates nominees for directors does not differ based on whether any such nominee is recommended by a shareholder. Further information related to the Nominating & Strategy Committee is included in our Corporate Governance Guidelines.

The Nominating & Strategy Committee met one time during 2012.

Director Compensation

We pay each director who is not a Company employee a $1,000 fee for each meeting of the Board attended in person by such director, and we reimburse directors for their expenses in connection with their activities as directors. We do not pay a fee for director attendance at telephonic meetings. The Nominating & Strategy Committee reviews directors’ remuneration and recommends to the Board any proposed changes to director remuneration. In connection with his role as lead director, Audit Committee Co-Chairperson and Chairman of the

Compensation Committee, Mr. Manley received annual fees of $55,000 in 2012 and was reimbursed for expenses associated with the performance of his duties. Dr. Dickins received an annual fee of $45,000 for her role as Co-Chairperson of the Audit Committee and was reimbursed for expenses associated with the performance of her duties. Our directors are eligible to receive stock options under our 2001 Plan at the discretion of our Compensation Committee.

The following table sets forth the total compensation received by our non-employee directors for 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		Total ($)
Cesar L. Alvarez	$4,000	—		$4,000
David C. Darnell (2)	—	$248,884	(3)	$248,884
Denise Dickins	$49,000	—		$49,000
Steven R. Fedrizzi	$4,000	—		$4,000
Paul F. Manley	$59,000	—		$59,000
Bob L. Moss (4)	$2,000	—		$2,000
George P. Sape	$4,000	—		$4,000

(1)	The following table sets forth the number of stock option awards outstanding for each non-management director as of December 31, 2012.

Name	Outstanding Option Awards
Cesar L. Alvarez	—
David C. Darnell (2)	20,000
Denise Dickins	—
Steven R. Fedrizzi	—
Paul F. Manley	—
Bob L. Moss (4)	—
George P. Sape	20,000

(2)	Mr. Darnell was appointed to the Board on November 12, 2012.
(3)	Represents the grant date fair value of awards computed in accordance with FASB ASC Topic 718. This amount of share-based compensation expense will be recognized over the relevant vesting period by the Company. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 8 to our consolidated financial statements, which are contained in our Annual Report to Shareholders, filed with the SEC as Exhibit 13 to our 2012 Annual Report on Form 10-K.
(4)	Mr. Moss resigned on November 12, 2012.

Certain Relationships and Related Person Transactions

We review, at least annually, all relationships and transactions in which the Company and our directors or executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We may use outside legal counsel to assist in such determination. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in this Proxy Statement. In addition, as set forth in the Audit Committee Charter, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. The following is a summary of certain agreements and transactions among related parties and us. It is our policy that any such agreements and transactions must be entered into in good faith and on fair and reasonable terms that are no less favorable to us than those that would be available to us in a comparable transaction in arms-length dealings with an unrelated third party. We believe that all agreements and transactions described below met that standard at the time they were effected and approved or ratified by the Audit Committee.

Mr. Alvarez, a director, is the Co-Chairman of Greenberg, which serves as one of our outside legal counsels and receives customary fees for legal services. During 2012, we paid this firm approximately $120,000 for services performed. We currently anticipate that this arrangement will continue.

Mr. Darnell, a director, is the Co-Chief Operating Officer of Bank of America, which is a lender under our syndicated revolving credit agreement and provides treasury services, among other bank-related services, to us. We currently anticipate that this arrangement will continue. For additional information on our revolving credit agreement, please refer to Note 6 to our consolidated financial statements, which are contained in our Annual Report to Shareholders, filed with the SEC as Exhibit 13 to our Annual Report on Form 10-K.

Aaron J. Nahmad, a director and our Vice President of Strategy and Innovation, is the son of Albert H. Nahmad, our Chairman of the Board, President and CEO. Aaron J. Nahmad receives annual compensation and benefits that are consistent with the compensation and benefits provided to other executive officers with equivalent qualifications, experience and responsibilities. For further information, see the Compensation Discussion and Analysis, compensation tables and narrative discussion thereof contained in this Proxy Statement.

Shareholder Agreement

In connection with the formation of a joint venture with Carrier Corporation (“Carrier”), a unit of UTC, we and Carrier entered into a shareholder agreement (the “Shareholder Agreement”), which we amended and restated on April 27, 2012 in connection with the formation of another joint venture, at which time UTC Canada Corporation (“UTC Canada”), became a party to the Shareholder Agreement. The Shareholder Agreement defines Carrier, its parent corporation, UTC, and all of UTC’s subsidiaries, including Carrier and UTC Canada as the “Shareholder Group Members”.

Among other things, the Shareholder Agreement provides that, for as long as Carrier’s and UTC Canada’s aggregate ownership of our Common stock and Class B common stock exceeds five percent (5%) of the total number of outstanding shares of Common stock and Class B common stock:

•

at any meeting of our shareholders (or any adjournment or postponement thereof), however called, or in connection with any action by written consent or other action of our shareholders, Carrier and UTC Canada must vote (or cause to be voted) all of the shares of our common stock beneficially owned by them and the Shareholder Group Members in the same proportion as votes cast for, against or abstain by all other holders of our common stock; and

•

at any meeting of our shareholders (or any adjournment or postponement thereof), however called, or in connection with any action by written consent or other action of our shareholders, pursuant to which holders of any class of our common stock are entitled to vote as a separate class, Carrier and UTC Canada must vote (or cause to be voted) all of the shares of such class of our common stock beneficially owned by them and by Shareholder Group Members in the same proportion of votes cast for, against or abstain by all other holders of such class of our common stock.

The Shareholder Agreement also provides, among other things, that Shareholder Group Members may not, directly or indirectly, acquire, offer to acquire, or agree to acquire, by purchase or otherwise, unless specifically requested by us in writing, any shares, or the power to vote and/or direct the vote of shares, of our Common stock and Class B common stock that would result in the Shareholder Group Members owning in aggregate more than 19.9% of the total number of shares, or voting power, of our Common stock and Class B common stock then outstanding.

Shareholder Communications

Communications with the Company and the Board

Shareholders may communicate with the Company by writing to our Investor Relations Department at Watsco, Inc., 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133.

Shareholders interested in communicating with our Board can call (800) 4WATSCO in the United States and request to leave a message for the lead independent director. You may also contact the lead independent director by e-mail at presidingdirector@watsco.com or by going to our website at www.watsco.com, under the caption “Lead Director” within the Corporate Governance section. Regardless of the method you use, the lead independent director will be able to view your unedited message. The lead independent director will determine whether to relay your message to other members of the Board.

Shareholder Proposals for Next Year’s Annual Meeting

Shareholders interested in submitting a proposal for inclusion in our proxy materials for our 2014 annual meeting of shareholders may do so by following the procedures set forth in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” To be eligible for inclusion in such proxy materials, shareholder proposals must be received by our Corporate Secretary no later than December 23, 2013. Any shareholder proposal submitted other than for inclusion in the proxy materials for that meeting must be delivered to us no later than March 5, 2014, or such proposal will be considered untimely. If a shareholder proposal is received after March 5, 2014, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2014 annual meeting of the shareholders.

STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our Common stock and Class B common stock by:

•	each shareholder known by us to beneficially own more than 5% of any class of our voting securities;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	our directors and named executive officers as a group.

The table also contains, in the final column, the combined voting power of the voting securities on all matters presented to the shareholders for their approval, except for the election of directors and for such separate class votes as are required by Florida law. All information is as of the record date, April 5, 2013.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned (2)		Class B Common Stock Beneficially Owned (2)		Combined Percent of Voting Securities (2)
	Shares	Percent	Shares	Percent
Shareholders owning more than 5% of any class of Common Stock:
BlackRock, Inc. (3)	4,748,870	15.8%	—	—	6.2%
United Technologies Corporation (4)	4,235,685	14.1%	94,784	2.0%	6.8%
FMR LLC (5)	2,719,883	9.1%	—	—	3.6%
The Vanguard Group (6)	1,512,635	5.0%	—	—	2.0%

Directors and Named Executive Officers:
Albert H. Nahmad (7)	1,281	*	4,017,809	86.2%	52.5%
Barry S. Logan (8)	118,326	*	125,676	2.7%	1.8%
Ana M. Menendez (9)	77,953	*	31,700	*	*
Paul W. Johnston (10)	49,561	*	31,700	*	*
Aaron J. Nahmad (11)	1,584	*	67,305	1.4%	*
David C. Darnell (12)	6,667	*	—	—	*
Cesar L. Alvarez	55,313	*	—	—	*
Denise Dickins	5,296	*	—	—	*
Steven R. Fedrizzi	2,113	*	—	—	*
George P. Sape (13)	20,000	*	—	—	*
Paul F. Manley (14)	9,248	*	1,255	*	*
All directors, director nominees and named executive officers as a group (11 persons) (15)	347,342	1.2%	4,275,445	91.7%	56.2%

*	Less than 1%.
(1)	Unless otherwise indicated in the footnotes below, (a) the address of each of the beneficial owners is c/o Watsco, Inc., 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 and (b) each beneficial owner has sole voting and investment power with respect to all shares identified in the table above.
(2)

Percentages are based on 29,973,545 shares of Common stock and 4,661,606 shares of Class B common stock issued and outstanding as of the record date. The percentage for each individual shareholder additionally includes the number of shares of common stock that such beneficial owner may acquire within 60 days of the record date pursuant to the exercise, exchange or conversion of options or other rights. The number and percentage of shares beneficially owned is determined in accordance with the rules and regulations promulgated under the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable rules of the SEC, although each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of, exchange, or conversion of options or other rights, and the Class B common stock is immediately convertible into Common stock on a one-for-one basis, the number of shares set forth opposite each shareholder’s name does not include shares of Common stock issuable upon conversion of our Class B common stock.
(3)	Based on Schedule 13G/A filed on January 11, 2013. The address of BlackRock, Inc., a parent holding company, is 40 East 52nd Street, New York, New York 10022.
(4)	Based on Schedule 13G/A filed on May 7, 2012. United Technologies Corporation (“UTC”) is deemed to be the beneficial owner of 4,330,469 shares of common stock, 3,080,469 of which are owned directly by Carrier Corporation, which is a wholly owned subsidiary of UTC, and 1,250,000 shares of which are owned directly by UTC Canada Corporation, which is a wholly owned subsidiary of UTC. The address of UTC is One Financial Plaza, Hartford, Connecticut 06101. The address of Carrier Corporation is One Carrier Place, Farmington, Connecticut 06034.
(5)	Based on Schedule 13G/A filed on February 14, 2013. The address of FMR LLC, a parent holding company, has sole dispositive power over 2,719,883 of such shares and sole voting power over 46,635 of such shares. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.
(6)	Based on Schedule 13G filed on February 12, 2013. The address of The Vanguard Group, a parent holding company, has sole dispositive power over 1,472,354 of such shares, shared dispositive power over 40,281 of such shares and sole voting power over 41,681 of such shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(7)	The number of shares of Common stock indicated are owned pursuant to the Watsco, Inc. Amended and Restated Profit Sharing Retirement Plan & Trust (“Profit Sharing Plan”). The number of shares of Class B common stock indicated consists of (i) 392,622 shares directly owned, (ii) 498,845 shares owned by various trusts, (iii) 1,330,000 shares owned by Albert Capital LP, a limited partnership over which Mr. Nahmad maintains effective control, (iv) 20,000 shares owned by custodial accounts over which Mr. Nahmad is the custodian, (v) 1,415,622 shares issued under Restricted Stock Agreements held by Albert Henry Capital L.P., a limited partnership over which Mr. Nahmad maintains effective control and (vi) 360,720 additional shares issued under Restricted Stock Agreements.
(8)	The number of shares of Common stock indicated consists of (i) 6,863 shares directly owned, (ii) 2,263 shares owned pursuant to the Profit Sharing Plan, (iii) 450 shares owned in an Individual Retirement Account and (iv) 108,750 shares issued pursuant to Restricted Stock Agreements. The number of shares of Class B common stock indicated consists of (i) 24,976 shares directly owned and (ii) 100,700 shares issued under Restricted Stock Agreements.
(9)	The number of shares of Common stock indicated consists of (i) 21,733 shares directly owned, (ii) 1,220 shares owned pursuant to the Profit Sharing Plan, (iii) 40,000 shares issued pursuant to Restricted Stock Agreements and (iv) 15,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan. The number of shares of Class B common stock indicated consists of shares issued under Restricted Stock Agreements.
(10)	The number of shares of Common stock indicated consists of (i) 11,431 shares directly owned, (ii) 630 shares owned pursuant to the Profit Sharing Plan and (iii) 37,500 shares issued pursuant to Restricted Stock Agreements. The number of shares of Class B common stock indicated consists of shares issued under Restricted Stock Agreements.
(11)	The number of shares of Common stock indicated consists of (i) 1,408 shares directly owned and (ii) 176 shares owned pursuant to the Profit Sharing Plan. The number of shares of Class B common stock indicated consists of (i) 51,605 shares directly owned and (ii) 15,700 shares issued under a Restricted Stock Agreement.
(12)	The number of shares of Common stock indicated consists of shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(13)	The number of shares of Common stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(14)	The number of shares of Common stock indicates shares owned by trusts controlled by Mr. Manley. The number of shares of Class B common stock indicates shares owned by a trust controlled by Mr. Manley.
(15)	Includes shares beneficially owned by directors and named executive officers as described in footnotes (7)-(14).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership of, and transactions in, our equity securities. To our knowledge, based solely on a review of copies of such reports received, our records and certain written representations received from our directors, executive officers and those persons who own greater than 10% of any class of our equity securities, for the year ended December 31, 2012, all applicable Section 16(a) filing requirements were complied with on a timely basis, except that a Form 4 in respect of 1,585 shares of Common stock sold by Mr. Fedrizzi on December 21, 2012 was not timely filed.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information as of December 31, 2012 with respect to compensation plans (including individual compensation arrangements) under which any of our equity securities are authorized for issuance.

	Equity Compensation Plan Information(1)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	324,150	(2)	$56.21	929,384	(3)
Equity compensation plans not approved by security holders	(4)		—	—

Total	324,150		$56.21	929,384

(1)	See Note 8 to the consolidated financial statements included in our 2012 Annual Report for additional information regarding share-based compensation and benefit plans.
(2)	Composed of 267,150 shares of Common stock and 57,000 shares of Class B common stock.
(3)	Composed of 396,489 shares reserved for issuance under the Amended and Restated 2001 Incentive Compensation Plan and 532,895 shares reserved for issuance under the Fourth Amended and Restated 1996 Qualified Employee Stock Purchase Plan (the “ESPP”). An aggregate of 6,753 shares of Common stock were purchased under the ESPP in 2012.
(4)	Does not include 103,750 shares of non-vested (restricted) Common stock, net of cancellations and 455,000 shares of non-vested (restricted) Class B common stock, net of cancellations granted to certain employees prior to the adoption of the Amended and Restated 2001 Incentive Compensation Plan.

EXECUTIVE OFFICERS

The names of our five executive officers are set forth in the table below, and we refer to such persons as our Named Executive Officers (“NEOs”). In the following Compensation Discussion and Analysis, we describe the policies and practices that relate to the compensation of our NEOs.

Name	Title
Albert H. Nahmad	Chairman of the Board, President and Chief Executive Officer (“CEO”)
Ana M. Menendez	Chief Financial Officer and Treasurer (“CFO”)
Barry S. Logan	Senior Vice President and Secretary (“SVP”)
Paul W. Johnston	Vice President (“VP”)
Aaron J. Nahmad	Vice President of Strategy and Innovation (“VPSI”)

Biographical information for Albert H. Nahmad, Barry S. Logan and Aaron J. Nahmad can be found in the section entitled “Proposal No. 1—Election of Directors.”

Ana M. Menendez, 48, has served as our Chief Financial Officer and Treasurer since November 2003, as Treasurer since 1998 and as Assistant Secretary since 1999. Ms. Menendez is a certified public accountant.

Paul W. Johnston, 60, has served as our Vice President since March 2008 and as Head of Business Development since 2002. From 1984 to 2002, Mr. Johnston served in various strategy and marketing positions, including Vice President of Distribution for Carrier, a unit of UTC.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We are committed to a philosophy of pay for performance, and the Compensation Committee (the “Committee”) reviews our compensation programs on an ongoing basis to ensure that our compensation policies serve the best interests of the Company and our shareholders. We describe in greater detail below in this Compensation Discussion and Analysis how we link performance with pay for our NEOs.

Oversight of Executive Compensation

The Board has delegated to the Committee its responsibility for determining total compensation for our NEOs. The Committee consists of two directors appointed by the Board. Each member is independent in accordance with applicable rules and regulations of the SEC and NYSE.

The responsibilities of the Committee, as stated in its charter, include the following:

•	to fairly and justly determine short, intermediate and long-term compensation for the NEOs;

•	to regularly re-evaluate compensation practices to ensure the fairness, relevance, support of the strategic goals of the Company and contribution to the creation of long-term shareholder value;

•

to consider the relevant mix of compensation based upon three components: base salary; annual cash incentives; and long-term share-based compensation, each of which is intended to be an important part of the overall compensation package; and

•

to develop a compensation plan that allocates a significant portion of the executives’ total compensation through incentives and other forms of longer-term compensation linked to Company performance and the creation of shareholder value, including share-based awards and programs.

The Committee is responsible each year to:

•

by March 30, determine with the CEO his base salary and incentive compensation for that year, so that such compensation will qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent reasonably possible;

•	review with the CEO and approve, in advance, any changes to the compensation of the CFO, SVP and VP;

•	determine the compensation of the VPSI;

•	review and discuss with management the disclosures made in the Compensation Discussion and Analysis prior to the filing of our proxy statement for the annual meeting of shareholders; and

•	complete a Committee self-evaluation to ensure that the Committee has performed all items required under its Charter.

Role of Named Executive Officers in Determining Compensation

None of our NEOs have a direct role in determining the amount of his or her compensation. Our CEO recommends compensation packages for our NEOs, except for the VPSI and himself. The CEO’s assessment of each executive’s compensation is based on the particular executive’s general responsibilities, the overall financial performance of the Company, the performance of the department or function that each executive leads and the collective success of the team meeting certain strategic priorities. Our CEO has considerable discretion in respect of the compensation packages he recommends.

Compensation Philosophy

The long-standing objective of our executive compensation is to closely align incentive compensation opportunities with the long-term interests of the Company and our shareholders. The following key attributes are considered in the design of executive compensation:

•	Pay for Performance – A significant portion of compensation should be variable, contingent and directly linked to individual and Company performance.

•

Shareholder Alignment – Long-term incentives should be designed to align the interests of executives with the long-term interests of our shareholders through share-based compensation awards with time-vesting.

•

Sharing of Risk – Variable compensation should represent the greatest portion of total compensation in order to directly link compensation with both the upside opportunity and the downside risk associated with the Company’s actual performance. For the NEO’s, variable compensation represented 75% of their total compensation in 2012.

•

Competitiveness – Total compensation should be competitive to attract, retain and motivate an executive team capable of maximizing shareholder value. Each element should be determined based on an assessment of internal pay, external market competitiveness and total shareholder value creation.

•

Balance – The portion of total compensation contingent on performance should increase with an executive’s level of responsibility. Incentive compensation opportunities should reward the appropriate balance of short-term and long-term financial and strategic results. Long-term share-based compensation opportunities should significantly outweigh short-term cash-based opportunities. For the NEOs, short-term incentives represented 1.5% of variable compensation, and long-term incentives represented 98.5% of variable compensation in 2012.

Elements of Executive Compensation

Our executive compensation philosophy considers three elements: base salary; annual cash incentives; and long-term share-based compensation, each of which is intended to be an important part of total executive compensation. Each year, the Committee reviews each compensation element for our NEOs and sets compensation for our VPSI and CEO. The Committee has the opportunity to meet with the executives at various times during the year, which allows the Committee to form its own assessment of each individual’s performance. The determination of the amount of each element of compensation for NEOs other than the CEO is discretionary and is not weighted or based on specific performance metrics; therefore, the relative amount of each element of compensation may vary from year-to-year. As described above, however, our primary compensation philosophy focuses on our long-term performance, which results in a relatively high portion of executive compensation in the form of share-based compensation. The annual base salary and incentive compensation for the CEO is discussed separately below.

Named Executive Officers other than the CEO

Base Salary

Base salary is designed to adequately compensate and reward the NEOs for their day-to-day performance. When setting and adjusting each NEO’s salary level, the Committee considers the executive’s roles and responsibilities, experience, potential and performance. The Committee also considers other factors such as the annual merit increase paid to all other Company employees, demand in the labor market for the particular executive and succession planning. These factors are not weighted. The Committee adjusts salary in its discretion based on its overall assessment of all of these factors. Additionally, the Committee does not benchmark base pay (or any other element of executive compensation) at any particular level versus a peer group or compensation survey data. Instead, the Committee uses its reasonable judgment to set a base salary that, when combined with all other compensation elements, results in a competitive pay package. The Committee reviews NEO salaries annually and sets the salary for our VPSI and CEO. The salaries paid to the NEOs during 2012 are shown in the 2012 Summary Compensation Table presented in this Proxy Statement.

Annual Cash Incentives

Annual cash incentives are used to reward NEOs for their current contributions to the Company and to align executive compensation with annual performance. Our CEO determines, in his discretion, annual cash incentives for all NEOs, other than the VPSI and himself, which he submits to the Committee for approval. Some of the factors considered when determining these incentives include, but are not limited to, the overall financial performance of the Company, the performance of the department or function that each executive leads and an assessment of the executive team’s collective achievement of strategic priorities. No cash incentives were paid to the NEOs during 2012.

Long-Term Share-Based Compensation

We have historically granted two types of long-term share-based compensation: (1) non-qualified stock options; and (2) awards of non-vested (restricted) stock. Grants are made to retain executives, align their incentives with the long-term interests of our shareholders and reward them for potential long-term contributions. The allocation between awards of non-qualified stock options and non-vested (restricted) stock is discretionary.

Stock Options

Stock options provide executives with an opportunity to purchase our Common stock at a price determined on the grant date. As of December 31, 2012, we maintained one share-based compensation plan, the 2001 Plan, which provides a broad variety of share-based compensation alternatives. The 2001 Plan had a total of 200 participants as of December 31, 2012. To date, awards under the 2001 Plan consist of non-qualified stock options and non-vested (restricted) stock.

Options under the 2001 Plan generally vest over two to five years of service. Vesting may accelerate in certain circumstances prior to the original vesting date. There is a limited term in which the optionee can exercise stock options, known as the option term. Options under the 2001 Plan generally have an option term of five to ten years. A stock option becomes valuable only if our Common stock price increases above the option exercise price, and the holder of the option remains employed during the period required for the option to “vest”; therefore, these options provide an incentive for the holders to remain employed by us.

No stock options were granted to the NEOs for the 2012 fiscal year.

Non-Vested (Restricted) Stock

Awards of non-vested (restricted) stock are designed to focus on the long-term performance of the Company for the duration of an executive’s career and are subject to forfeiture until certain specified events occur (generally, retirement age, death, disability or a change in control of the Company). These features enhance our ability to retain, throughout their entire careers, those individuals who are key to the creation of shareholder value. Shares of non-vested (restricted) stock may be shares of either our Common stock or Class B common stock, none of which, may be sold or disposed of prior to vesting, and which may be forfeited in the event of termination of employment prior to the end of a restricted period. A participant granted non-vested (restricted) stock generally has all of the rights of a shareholder of the Company, including the right to vote and the right to receive dividends. Awards of non-vested (restricted) stock are granted at no cost to the employee.

The grant date fair value of the non-vested (restricted) stock awarded to the NEOs during 2012 is shown in the 2012 Grants of Plan-Based Awards Table presented in this Proxy Statement.

2012 Compensation Actions

The Committee adjusted our NEOs respective base salaries in 2012 based on each executive’s general responsibilities. Also, the Committee awarded non-vested (restricted) stock to our NEOs in 2012 based on the overall financial performance of the Company, the performance of the department or function that each executive leads and the collective success of the team in meeting certain strategic priorities.

Authorization of Share-Based Awards

The Committee approves the grant of share-based compensation to the CEO. The Committee has delegated to the CEO the authority to grant options and award restricted stock under the 2001 Plan to the other NEOs except for the VPSI. The amounts granted to NEOs vary each year and are based on the discretion of the Committee in the case of the CEO and VPSI, and the discretion of the CEO in the case of the other NEOs.

Additional long-term incentive compensation information related to the NEOs is included in the 2012 Summary Compensation Table, the 2012 Grants of Plan Based Awards Table and the Outstanding Equity Awards as of December 31, 2012 Table presented in this Proxy Statement.

Other than in connection with the CEO’s annual incentive opportunity, as discussed below, we do not have a formal policy or timetable for the granting of share-based compensation. Generally, we consider grants annually, during performance reviews or upon hiring.

Chief Executive Officer

Albert H. Nahmad has served as our Chairman of the Board, President and CEO since December 1973. His leadership has been instrumental in our growth and success over the past 40 years, and his leadership continues to be of great importance to our future performance. Given the foregoing, Mr. Nahmad’s compensation is materially different to, and greater than, the compensation paid to our other NEOs.

Financial Metrics Used in Executive Compensation

Two key financial metrics are considered in measuring performance for our CEO:

Earnings per Share

To ensure that compensation is proportional to the return on investment earned by shareholders, we use earnings per share (“EPS”) as one of the metrics to determine annual incentive compensation for our CEO. EPS is generally defined as the sum of our annual distributed earnings to common shareholders and undistributed earnings allocated to common shareholders divided by the weighted-average number of shares outstanding during that year.

Common Stock Price

As is the case with EPS, we also look at the closing market price for our Common stock as a means to ensure compensation is proportional to the potential return on investment earned by shareholders. Incentive compensation for our CEO takes into account the change in the price of our Common stock from year to year.

Our CEO does not earn any incentive compensation unless one of the two metrics above has increased for the year in which the incentive compensation is determined.

Annual Incentive Compensation

Each year, our CEO has an annual incentive opportunity based upon the increase, if any, in EPS and Common stock price of the Company. Effective January 1, 2012, we amended and renewed, and the Committee subsequently approved, an amendment to our employment agreement with Mr. Nahmad, dated January 31, 1996

(the “CEO Agreement”). Under the terms of the CEO Agreement, Mr. Nahmad may earn this annual incentive award pursuant to and under the 2001 Plan. Mr. Nahmad must be employed for the entire year to be entitled to his annual incentive compensation for such year, unless the Committee otherwise specifically determines that such amounts are to be paid. The Committee and Mr. Nahmad mutually agree, within the first 90 days of the calendar year, on the metrics to be used in determining performance-based compensation for the applicable year. Such metrics are administered by the Committee and documented in the form of an amendment to the CEO Agreement, which is filed with the SEC.

For 2012, the CEO’s incentive compensation was determined using the following formula:

A.	Earnings Per Share	Annual Incentive Compensation for CEO
	For each $.01 increase	$65,250

B.	Increase in Common Stock Price
	(i) If the closing price of a share of Common stock on 12/31/12 failed to exceed $65.66	$0
	(ii) If the closing price of a share of Common stock on 12/31/12 exceeded $65.66 but did not equal or exceed $77.00, for each $0.01 increase in per share price of a share of Common stock above $65.66	$1,200
	(iii) If the closing price of a share of Common stock on 12/31/12 equaled or exceeded $77.00, for each $0.01 increase in per share price of a share of Common stock above $65.66	$1,800

For 2012, the CEO’s incentive compensation was paid in a number of non-vested (restricted) Class B common shares equal to the dollar amount earned (as described in the table above), multiplied by a factor of two and divided by the closing price for the Class B Common stock on the NYSE MKT as of the close of trading on December 30, 2012 (until February 1, 2013, our Class B Common stock was listed on the NYSE MKT). The value of any fraction of a share was paid in cash. The incentive compensation earned is multiplied by a factor of two because it is converted from cash to shares that vest in approximately 10 years.

For 2012, based on the adjusted earnings per share (excluding the impact of a special dividend of $5.00 per share paid in October 2012) and the change in the closing price of our Common stock, Mr. Nahmad was entitled to receive incentive compensation of $6,002,100. During the first quarter of 2013, we issued to Mr. Nahmad 80,543 shares of non-vested (restricted) Class B common stock, which vest in their entirety on October 15, 2022, plus $36.00 in cash.

Other Benefits and Programs

A limited number of other benefits and programs are available to our NEOs. We offer these benefits and programs as part of each NEO’s total compensation package, which, as described above, the Committee reviews. A list of specific benefits is noted below:

Employee Stock Purchase Plan

We maintain an employee stock purchase plan, which is available to all eligible employees, that enables such employees to purchase our Common stock at a discounted rate, thereby keeping our employees’ interests aligned with the interests of our shareholders. Executives (other than our CEO) may participate in this plan on the same basis as all other eligible employees. After ninety days of employment, eligible employees may elect to contribute to this plan through payroll deductions or lump sum contributions of up to $25,000 in any calendar year based on calculating the fair market value as of the grant date, as provided under the plan. Shares are purchased at a 5% discount to the closing share price of our Common stock at specified times, subject to certain restrictions.

Health and Welfare Benefits

We offer a variety of health and welfare programs to all eligible employees. Executives generally are eligible for the same benefit programs on the same basis as the rest of our employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, vision and life, accidental death and disability insurance.

Company Airplane

Pursuant to his employment agreement, Albert H. Nahmad has limited access to our corporate aircraft for personal use (up to 40 hours per calendar year), and the value of such use is included in his annual compensation. We review the aircraft flight logs and categorize the flights as business-related or non-business-related to determine Mr. Nahmad’s personal use of the aircraft. The value of the personal use of the Company aircraft is determined following Internal Revenue Service (“IRS”) guidelines.

Pension Plans

While we do not provide a defined benefit pension plan or supplemental executive retirement plan, we provide to all of our eligible employees a profit sharing retirement plan that is qualified under Section 401(k) of the Internal Revenue Code. Under the plan, we may make matching contributions in our discretion, which may be in the form of our Common stock or cash. For 2012, we elected to match 50% of each participant’s contributions up to a maximum 1.5% of such participant’s compensation (as defined under the plan) in the form of our Common stock.

Other Compensation

We provide our NEOs with other benefits reflected in the All Other Compensation column in the 2012 Summary Compensation Table presented in this Proxy Statement, which we believe are reasonable, competitive and consistent with our overall executive compensation. The costs of these benefits constitute only a small amount of each NEO’s total compensation.

Severance Plan

We do not have severance agreements with any of our NEOs.

Employment Agreements

Except for Albert H. Nahmad’s agreement with respect to his incentive compensation, as discussed above, there are no employment agreements with any of the other NEOs.

Acceleration of Vesting; Change in Control

Under the 2001 Plan the Committee or the Board may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a “change in control” of the Company. Except in the case of our CEO, a “change in control” generally means (a) the election to the Board of the Company, without the recommendation or approval of the incumbent Board of the Company, of directors constituting a majority of the number of directors of the Company then in office; or (b) approval by shareholders of (i) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, (ii) a liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the assets of the Company.

In the case of our CEO, a “change in control” means (a) the acquisition by any person, entity or group of beneficial ownership or 20% or more of the outstanding shares of any class of common stock entitled to vote in the election of any directors of the Company; provided, however, that the acquisition of any shares owned by or for the benefit of the CEO or the CEO’s spouse or descendants shall not be taken into account for this purpose; or (b) the election to the Board of the Company, without the recommendation or approval of the incumbent Board of the Company, of directors constituting a majority of the number of directors of the Company then in office; or (c) approval by shareholders of (i) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, (ii) a liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the assets of the Company.

Indemnification Agreements

We do not have indemnification agreements with any of our NEOs.

Consideration of Shareholder Advisory Vote on Executive Compensation

In 2011, shareholders were presented with a non-binding advisory vote to approve the executive compensation of our NEOs, which was approved by 79% of the votes cast on the proposal. These results demonstrate shareholder support for our overall executive compensation objectives and decisions. The Committee takes into account the outcome of advisory votes on executive compensation when considering future executive compensation arrangements and potential changes to the executive compensation program. The next non-binding advisory vote to approve the executive compensation of our NEOs will be held at our 2014 annual meeting.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is provided by the following independent directors, who comprise the Compensation Committee:

COMPENSATION COMMITTEE

Paul F. Manley, Chairman

George P. Sape

Risk Considerations in our Compensation Programs

We have reviewed our compensation structures and policies as they pertain to risk and have determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2012 was an officer, employee or former officer of ours or any of our subsidiaries or had any relationship that would be considered a compensation committee interlock and would require disclosure in this Proxy Statement pursuant to SEC rules and regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this Proxy Statement pursuant to SEC rules and regulations.

COMPENSATION TABLES

2012 Summary Compensation Table

The following table sets forth the compensation earned by the NEOs for services rendered for the years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total Compensation ($)
Albert H. Nahmad (3) Chief Executive Officer	2012	$1,100,000	—	$6,002,064	—	$36	$90,726	$7,192,826
	2011	$1,100,000	—	$3,881,681	—	$19	$74,753	$5,056,453
	2010	$1,045,000	—	$19,300,500	—	$56	$46,965	$20,392,521

Ana M. Menendez (4) Chief Financial Officer	2012	$321,749	—	$246,750	—	—	$3,750	$572,249
	2011	$254,521	—	$501,020	—	—	$3,675	$759,216
	2010	$217,500	—	$985,000	$170,903	—	$3,251	$1,376,654

Barry S. Logan (4) Senior Vice President	2012	$429,265	—	$176,250	—	—	$3,750	$609,265
	2011	$407,233	—	$501,020	—	—	—	$908,253
	2010	$368,813	—	$985,000	$170,903	—	$3,675	$1,528,391

Paul W. Johnston (4) Vice President	2012	$323,951	—	$246,750	—	—	$3,750	$574,451
	2011	$279,973	—	$501,020	—	—	$3,675	$784,668
	2010	$253,125	—	$985,000	$170,903	—	$3,675	$1,412,703

Aaron J. Nahmad (4) Vice President of Strategy and Innovation	2012	$162,568	—	$176,250	—	—	$2,430	$341,248
	2011	$136,301	—	$851,820	—	—	$2,038	$990,159
	2010	$62,500	—	—	$135,086	—	$1,077	$198,663

(1)	The amounts in this column represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. This amount of share-based compensation expense will be recognized over the relevant vesting period by the Company. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 8 to our consolidated financial statements, which are contained in our Annual Report to Shareholders, filed with the SEC as Exhibit 13 to our 2012 Annual Report on Form 10-K. For further information on the CEO’s annual incentive compensation, see discussion in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)	Represents the cash value of fractional shares earned in connection with Albert H. Nahmad’s annual incentive award, the terms of which are discussed in the Compensation Discussion and Analysis section of this Proxy Statement.
(3)	For Albert H. Nahmad, all other compensation in 2012 includes (i) $3,750 related to the Profit Sharing Plan matching contribution; (ii) $6,287 related to additional health insurance benefits paid by the Company for Mr. Nahmad and his spouse, such as deductibles and co-insurance, among others and (iii) $80,689 of incremental variable operating costs incurred in connection with Mr. Nahmad’s use of our aircraft for personal travel pursuant to his employment agreement. Variable operating costs include fuel, landing and handling fees, additional crew lodging and meal allowances, catering and where applicable, hourly maintenance charges. Because use of the company airplane is primarily for business purposes, capital and other fixed expenditures are not treated as variable operating costs relative to personal use.
(4)	For Ms. Menendez and Messrs. Logan, Johnston and Nahmad, all other compensation comprises Profit Sharing Plan matching contributions.

2012 Grants of Plan-Based Awards

This table discloses the number of non-vested (restricted) stock awards and options to purchase shares of common stock granted to our NEOs during 2012 and the grant date fair value of these awards. This table should be read together with the information set forth under the heading “Chief Executive Officer” contained in the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)
Albert H. Nahmad	12/31/12	$0	$0	(1)	0	80,543	(1)	80,543	$6,002,064
Ana M. Menendez	07/01/12							3,500	$246,750
Barry S. Logan	07/01/12							2,500	$176,250
Paul W. Johnston	07/01/12							3,500	$246,750
Aaron J. Nahmad	07/01/12							2,500	$176,250

(1)	As described above under “Compensation Discussion and Analysis – Chief Executive Officer”, Albert H. Nahmad has an annual incentive opportunity based upon the increase in EPS and Common stock price of the Company.
(2)	Amount shown is based on the number of non-vested (restricted) shares granted in the previous year. For further information on the CEO’s annual incentive compensation, see the discussion in the Compensation Discussion and Analysis section of this Proxy Statement.
(3)	The grant date fair value of the non-vested (restricted) stock and stock option awards represents the total amount of share-based compensation expense that we will recognize over the relevant vesting period.

Outstanding Equity Awards at December 31, 2012

The following table shows outstanding stock option awards classified as exercisable and unexercisable at December 31, 2012 for the NEOs. The table also shows non-vested (restricted) stock awards outstanding at December 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Albert H. Nahmad (2)	—	—	—	—	1,695,799	$126,370,941

Ana M. Menendez (3)	15,000	—	$21.95	11/03/2013	—	—
	—	15,000	$56.09	7/23/2015	—	—
	—	—	—	—	71,700	$5,358,284
Barry S. Logan (4)	—	15,000	$56.09	7/23/2015	—	—
	—	—	—	—	209,450	$15,649,539
Paul W. Johnston (5)	—	15,000	$56.09	7/23/2015	—	—
	—	—	—	—	69,200	$5,171,034
Aaron J. Nahmad (6)	—	12,000	$56.70	7/06/2015	—	—
	—	—	—	—	15,700	$1,169,964

(1)	Based on the respective closing market prices of our Common stock and Class B common stock on December 30, 2012.
(2)	Albert H. Nahmad’s awards represent Class B common stock that has been granted primarily in connection with his employment agreement, dated January 31, 1996, as amended, as described above under “Compensation Discussion and Analysis—Chief Executive Officer”. Mr. Nahmad’s stock awards will vest upon the earlier of October 15, 2022 or his death or disability.
(3)	Ms. Menendez’s stock awards include 40,000 shares of Common stock and 31,700 shares of Class B common stock. Ms. Menendez has 43,500 stock awards that will vest upon the earlier of December 2, 2026, when she reaches retirement age, or her death or disability and 28,200 stock awards that will vest upon the earlier of December 2, 2028, or her death or disability. Ms. Menendez’s option awards expiring in 2013 represent non-qualified option awards as to shares of Common stock and her option awards expiring in 2015 represent non-qualified option awards as to shares of Class B common stock. Ms. Menendez has 15,000 option awards that were fully vested at December 31, 2012 and 15,000 options award that vest 50% on July 23, 2013 and 2014, respectively. All of Ms. Menendez’s awards were granted under the 2001 Plan.
(4)	Mr. Logan’s stock awards include 108,750 shares of Common stock and 100,700 shares of Class B common stock. Mr. Logan has 178,750 stock awards that will vest upon the earlier of December 14, 2024, when he reaches retirement age, or his death or disability and 30,700 stock awards that will vest upon the earlier of December 14, 2026, or his death or disability. Mr. Logan’s options award represents non-qualified option awards as to shares of Class B common stock. Mr. Logan’s options award vests 50% on July 23, 2013 and 2014, respectively. All of Mr. Logan’s awards were granted under the 2001 Plan.
(5)	Mr. Johnston’s stock awards include 37,500 shares of Common stock and 31,700 shares of Class B common stock. Mr. Johnston has 37,500 Common stock awards that will vest upon the earlier of May 22, 2014, when he reaches retirement age, or his death or disability and 31,700 Class B common stock awards that will vest upon the earlier of May 22, 2016, or his death or disability. Mr. Johnston’s options award represents non-qualified option awards as to shares of Class B common stock. Mr. Johnston’s options award vests 50% on July 23, 2013 and 2014, respectively. All of Mr. Johnston’s awards were granted under the 2001 Plan.
(6)

Aaron J. Nahmad’s stock awards include 15,700 shares of Class B common stock. Mr. Nahmad has 13,200 Class B common stock awards that will vest upon the earlier of October 17, 2045, when he reaches retirement age, or his death or disability and 2,500 Class B common stock awards that will vest upon the earlier of October 17, 2043, when he reaches retirement age, or his death or disability. Mr. Nahmad’s options award represents non-qualified option awards as to shares of Class B common stock. Mr. Nahmad’s options award vests 50% on July 6, 2013 and 2014, respectively. All of Mr. Nahmad’s awards were granted under the 2001 Plan.

2012 Option Exercises and Stock Vested

The following table sets forth certain information regarding options exercised during 2012 for the NEOs. No stock awards vested during 2012 for the NEOs.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Albert H. Nahmad	—	—
Ana M. Menendez	—	—
Barry S. Logan	—	—
Paul W. Johnston	20,000	$1,150,000
Aaron J. Nahmad	5,000	$147,650

(1)	Calculated based on the difference between the market price on the date of exercise and the exercise price of the option.

Potential Payments upon Termination or Change of Control

There are no potential payments upon termination or change of control agreements with any of our NEOs. However, as discussed above in this Proxy Statement, the NEO’s share-based compensation agreements have provisions that provide for accelerated vesting due to a change in control. In the event that vesting is accelerated under these agreements, any unrecognized share-based compensation expense would be immediately recognized. See “Acceleration of Vesting; Change in Control” under the “Other Benefits and Programs” section of the Compensation Discussion & Analysis in this Proxy Statement.

AUDIT-RELATED MATTERS

Report of the Audit Committee

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The role of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial reporting process and internal control environment, including compliance with legal and regulatory requirements. The Board, in its business judgment, has determined that each current member of the Audit Committee is “independent”, as independence for audit committee members is defined in the applicable NYSE listing standards and rules of the SEC.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Company’s Board. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls.

The Audit Committee has met and held discussions with management and the Company’s internal auditors and independent registered public accounting firm. The Audit Committee has reviewed and discussed the audited consolidated financial statements, as well as Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s Annual Report to shareholders, with management and the independent registered public accounting firm. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with the independent registered public accounting firm those matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company and has reviewed the written disclosures and letter from the independent registered public accounting firm pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

The Audit Committee has discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee has met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

AUDIT COMMITTEE

Paul F. Manley, Co-Chairperson

Denise Dickins, Co-Chairperson

George P. Sape

Auditor Fees and Services

The table below summarizes the fees and expenses billed by our independent registered public accounting firm, KPMG LLP, for the years ended December 31, 2012 and 2011. There were no other non-audit services, fees or expenses for the years ended December 31, 2012 and 2011, therefore, the column was excluded from the following table.

Year	Audit Fees	Audit- Related Fees	Tax Fees	Total
2012	$1,667,000	—	$891,000	$2,558,000
2011	$1,471,000	$184,000	$283,000	$1,938,000

Audit fees for 2012 and 2011 were for professional services rendered for (i) the audits of our consolidated financial statements and of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and (ii) the reviews of interim financial statements included in our Forms 10-Q.

Audit-related fees represent professional services related to due diligence procedures performed in connection with acquisition-related activities in 2011.

Tax fees for 2012 and 2011 relate to tax compliance and tax planning services.

The Audit Committee has considered the compatibility of the provision of services covered by the two preceding paragraphs with the maintenance of the principal accountant’s independence from the Company and has determined that the provision of such services is not incompatible with the maintenance of such independence.

The Audit Committee annually reviews the performance of the independent registered public accounting firm and the fees and expenses charged for their services.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee. As part of its responsibility, the Audit Committee has established a policy requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

Prior to the engagement of the independent registered public accounting firm for an upcoming audit/non-audit service period, defined as a twelve-month period, KPMG LLP submits a detailed list of services expected to be rendered during that period as well as an estimate of the associated fees for each of the following four categories of services to the Audit Committee for approval:

Audit Services

Audit services consist of services rendered by an independent registered public accounting firm for the audit of our consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and our internal control over financial reporting, reviews of the interim financial statements included in Forms 10-Q and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

Audit-Related Services

Audit-related services consist of assurance and related services (e.g., due diligence) by an external auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

Tax Services

Tax services consist of services not included in Audit Services above, rendered by an external auditor for tax compliance, tax consulting and tax planning.

Other Non-Audit Services

Other non-audit services are any other permissible work that is not an Audit, Audit-Related or Tax Service.

Circumstances may arise during the twelve-month period when it may become necessary to engage the independent registered public accounting firm for additional services or additional effort not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

During 2011 and 2012, audit related services and all other services provided by KPMG LLP were pre-approved by the Audit Committee.

A representative from KPMG LLP is expected to attend the 2013 annual meeting of shareholders and will have the opportunity to make a statement and answer appropriate questions.

OTHER BUSINESS

The Board knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying Proxy Statement will vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

By order of the Board of Directors,

BARRY S. LOGAN

Senior Vice President and Secretary

April 22, 2013

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

PROXY FOR COMMON STOCK

2013 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”). The undersigned is entitled to vote at the 2013 Annual Meeting of Shareholders of the Company to be held at the Watsco, Inc. Corporate Office, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 on Monday, May 20, 2013, at 9:00 a.m. EDT, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1)	FOR ☐ WITHHOLD VOTE ☐ To elect David C. Darnell as a Common stock director until the Annual Meeting of Shareholders in 2016, or until his successor is duly elected and qualified.

(2)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(SEE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2012 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 22, 2013.

Date:	, 2013

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

PROXY FOR CLASS B COMMON STOCK

2013 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Class B common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”). The undersigned is entitled to vote at the 2013 Annual Meeting of Shareholders of the Company to be held at the Watsco, Inc. Corporate Office, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 on Monday, May 20, 2013, at 9:00 a.m. EDT, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1)	FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐ To elect Barry S. Logan and George P. Sape as Class B common stock directors until the Annual Meeting of Shareholders in 2016, or until their respective successors are duly elected and qualified, except for the following nominee (if any).

(2)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(SEE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2012 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 22, 2013.

Date:	, 2013

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

PROXY FOR COMMON STOCK

2013 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), in the manner set forth below. The undersigned is entitled to vote at the 2013 Annual Meeting of Shareholders of the Company to be held at the Watsco, Inc. Corporate Office, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 on Monday, May 20, 2013, at 9:00 a.m. EDT, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

(1)	To elect David C. Darnell as a Common stock director until the Annual Meeting of Shareholders in 2016, or until his successor is duly elected and qualified.

	Nominee:	David C. Darnell

Number of votes cast for the nominee:
Number of votes withheld for the nominee:

(2)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2012 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 22, 2013.

Date:	, 2013

Carrier Corporation One Carrier Place Farmington, CT 06032-2562 Account number: XXXXXX4734 Shares held: 2,985,685

By:
Name:
Title:

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

PROXY FOR CLASS B COMMON STOCK

2013 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Class B common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), in the manner set forth below. The undersigned is entitled to vote at the 2013 Annual Meeting of Shareholders of the Company to be held at the Watsco, Inc. Corporate Office, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 on Monday, May 20, 2013, at 9:00 a.m. EDT, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

(1)	To elect Barry S. Logan and George P. Sape as Class B common stock directors until the Annual Meeting of Shareholders in 2016, or until their respective successors are duly elected and qualified.

	Nominee:	Barry S. Logan

Number of votes cast for the nominee:
Number of votes withheld for the nominee:

	Nominee:	George P. Sape

Number of votes cast for the nominee:
Number of votes withheld for the nominee:

(2)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2012 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 22, 2013.

Date:	, 2013

Carrier Corporation One Carrier Place Farmington, CT 06032-2562 Account number: XXXXXX5934 Shares held: 94,784

By:
Name:
Title:

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

PROXY FOR COMMON STOCK

2013 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), in the manner set forth below. The undersigned is entitled to vote at the 2013 Annual Meeting of Shareholders of the Company to be held at the Watsco, Inc. Corporate Office, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 on Monday, May 20, 2013, at 9:00 a.m. EDT, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

(3)	To elect David C. Darnell as a Common stock director until the Annual Meeting of Shareholders in 2016, or until his successor is duly elected and qualified.

	Nominee:	David C. Darnell

Number of votes cast for the nominee:
Number of votes withheld for the nominee:

(4)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2012 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 22, 2013.

Date:	, 2013

UTC Canada Corporation One Germain Street Suite 1500 Saint-John New Brunswick Canada E2L 4H8 Account number: XXXXXX4797 Shares held: 1,250,000

By:
Name:
Title:

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.